News Release

From:	Exelon Corporation	FOR IMMEDIATE RELEASE
	Corporate Communications	April 26, 2004
P.O. Box 805379
Chicago, IL 60680-5379

Contact:	Jennifer Medley, Media Relations
312.394.7189
Michael Metzner, Investor Relations
312.394.7696

Exelon Announces First Quarter Earnings;
Reaffirms 2004 Earnings Guidance

Chicago (April 26, 2004) – Exelon Corporation’s (Exelon) first quarter 2004 consolidated earnings prepared in accordance with GAAP were $406 million, or $1.22 per diluted share, compared with $361 million, or $1.11 per diluted share, in first quarter 2003.

Exelon’s adjusted (non-GAAP) operating earnings for the first quarter of 2004 were $378 million, or $1.14 per diluted share, compared with $397 million, or $1.22 per diluted share, for the same period in 2003. The 7% earnings per share decline was primarily due to decreased competitive transition charge (CTC) revenue, as expected, at Commonwealth Edison (ComEd) and more planned nuclear refueling outages, partially offset by higher wholesale margins and lower interest expense. Adjusted (non-GAAP) operating earnings for the quarter included a loss of $16 million after-tax, or $0.05 per share, at Exelon Enterprises Company, LLC (Enterprises) and an unrealized mark-to-market loss of $22 million after-tax, or $0.07 per share, from non-trading activities at Exelon Generation Company, LLC (Generation). The loss at Enterprises is expected to be offset by gains in the second and third quarters as we sell or discontinue these businesses. The mark-to-market loss at Generation will reverse in subsequent quarters, $0.05 per share before the end of the year. Excluding these two timing-related items, adjusted (non-GAAP) operating earnings would have been $1.26 per share.

Adjusted (non-GAAP) operating earnings is a non-GAAP financial measure. Adjusted (non-GAAP) operating earnings for the first quarter of 2004 do not include the following items that are included in reported GAAP earnings:

•	After-tax earnings of $14 million, or $0.04 per share, from investments in synthetic fuel producing facilities.

•	An after-tax gain of $32 million, or $0.09 per share, for the cumulative effect of adopting FIN No. 46-R, “Consolidation of Variable Interest Entities” (FIN 46-R).

•	After-tax losses of $18 million, or $0.05 per share, from ongoing operations of Boston Generating, LLC (Boston Generating). In the first quarter, Generation signed an agreement to transfer ownership of Boston Generating to the lenders. Upon transfer, all operating gains or losses in 2004 will be offset against the gain on sale anticipated to close during the second quarter.

Adjusted (non-GAAP) operating earnings for the first quarter of 2003 did not include the following items that were included in reported earnings:

•	An after-tax gain of $112 million, or $0.34 per share, for the cumulative effect of adopting SFAS No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143).

•	An after-tax charge of $17 million, or $0.05 per share, related to the March 3 ComEd Settlement Agreement.

•	An after-tax charge of $130 million, or $0.40 per share, for the impairment of Exelon’s investment in Sithe Energies, Inc. (Sithe).

“Our first quarter results are in line with our expectations and keep us on target to achieve our previously announced earnings guidance that is $5.55 to $5.85 per share under GAAP and operating earnings of $5.35 to $5.65 per share for the year,” said John W. Rowe, Exelon Chairman and CEO. “Through our unyielding pursuit of top quartile performance across all of Exelon, we continue to drive growth in earnings and cash flow, creating value for our investors and adding flexibility to our balance sheet. This combined with our low-cost generation portfolio and our recent significant progress in getting ComEd into PJM positions us well to meet the challenges ahead.”

Earnings guidance is based on the assumption of normal weather for the last three quarters of 2004. Adjusted (non-GAAP) operating earnings guidance excludes earnings from investments in synthetic fuel producing facilities, the cumulative effect of adopting FIN 46-R and any profit or loss related to Boston Generating. Second quarter operating earnings are expected to be between $1.20 and $1.40 per share.

FIN 46-R

Exelon, through Generation, has a 50% interest in Sithe and had accounted for its investment as an equity investment prior to March 31, 2004. In accordance with FIN 46-R, Exelon consolidated Sithe within its financial statements as of March 31, 2004, resulting in an increase in both total assets and total liabilities of $1.3 billion and an after-tax cumulative effect gain of $32 million. The consolidation of Sithe did not have an impact on Exelon’s income before cumulative effect of changes in accounting principles for the three months ended March 31, 2004, and Exelon does not anticipate the consolidation will have a significant impact on net income in future periods.

First Quarter Highlights

•	Nuclear Operations Generation’s nuclear fleet produced 33,411 GWhs (including 4,638 GWhs for AmerGen) in the first quarter of 2004, compared with 29,330 GWhs output (excluding AmerGen) in the first quarter of 2003. The fleet, including AmerGen, achieved a capacity factor of 90.5% for the first quarter of 2004, compared with 94.4% for the first quarter of 2003. Generation’s nuclear group completed four planned refueling outages during the first quarter of 2004, including one at AmerGen, compared with two in the first quarter of 2003. Operating expenses associated with the planned refueling outages were

2

approximately $60 million higher in the first quarter of 2004 compared with the prior year, including $24 million related to the AmerGen facilities.

•	ComEd/PJM Integration On March 18, 2004, the Federal Energy Regulatory Commission approved ComEd’s plan to complete the integration of its transmission facilities into the PJM Interconnection (PJM) subject to the North American Electric Reliability Council (NERC) approval of PJM and Midwest ISO reliability plans to assure no adverse impacts. The NERC granted the required approval on April 2, 2004. ComEd is awaiting a formal order from the FERC establishing the integration date and anticipates integration will occur on May 1, 2004.

•	Enterprises Transactions During the first quarter of 2004, Enterprises entered into agreements to sell three units of Exelon Services, Inc. (Exelon Services) for estimated sales proceeds of $3 million plus existing working capital and entered into an agreement in April 2004 to sell its communications joint venture PECO TelCove for estimated sales proceeds of $49 million. Exelon expects to close on the sale of the Chicago business of Exelon Thermal Holdings, Inc. (Exelon Thermal) during the second quarter of 2004 for estimated sales proceeds of approximately $135 million, subject to working capital adjustments, and to close on the sale of the Aladdin thermal facility during the second half of 2004 for estimated sales proceeds of approximately $24 million, contingent upon the exit of the Aladdin Hotel, the primary customer, from bankruptcy.

•	Boston Generating On February 23, 2004, Generation and the lenders under the Boston Generating $1.25 billion credit facility entered into a settlement agreement that (subject to closing conditions being met) will result in the sale, to a special purpose entity owned by the lenders, of Generation’s equity interest in Boston Generating, which owns the companies that own Mystic 4-7, Mystic 8 and 9 and Fore River generating facilities, and a transfer of responsibility for plant operations and power marketing activities to a special purpose entity designated by the lenders. The agreement stipulates that the sale of Boston Generating will be a non-cash transaction with the consideration provided being the assumption of project debt. Exelon also settled certain litigation associated with the projects. On March 19, 2004, the parties filed an application with the FERC for an order authorizing the transfer of the ownership interests in Boston Generating. The parties anticipate transfer of ownership to be completed during the second quarter of 2004. Upon entering into the sale agreement with the lenders, the assets and liabilities of Boston Generating were classified as held for sale within Exelon’s Consolidated Balance Sheet.

BUSINESS UNIT RESULTS

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery’s net income in the first quarter of 2004 was $312 million compared with net income of $330 million in the first quarter of 2003. First quarter 2003 net income included the net $17 million after-tax charge resulting from the March 3 ComEd Settlement Agreement and income of $5 million after-tax for the cumulative effect of adopting SFAS No. 143. Excluding the impact of the items listed above, Energy Delivery’s net income was down $30 million compared to the same quarter last year primarily due to lower CTC collections at ComEd, milder winter weather in 2004 as compared to 2003 and increased depreciation and amortization expense, partially offset by lower interest expense and lower taxes other than income.

3

Heating degree-days for the first quarter of 2004 in the ComEd service territory were down 5% relative to the same period in 2003 and 2% below normal. In the PECO service territory, heating degree-days were down 3% compared with 2003 and 3% above normal. Retail kWh deliveries increased 1% for ComEd, with a 2% increase in deliveries to the residential customer class. PECO’s retail kWh deliveries increased 1% overall, with residential deliveries down 2%. PECO’s gas deliveries decreased 7% for the quarter; however, gas revenue increased $56 million, or 19%, to $344 million due to additional gas cost recoveries, which had no impact on margins. Energy Delivery’s first quarter 2004 revenues were $2,575 million, down 3% from $2,642 million in 2003. Energy Delivery’s first quarter 2004 fuel and purchased power expense was $1,179 million compared to $1,191 million in 2003, which included approximately $56 million of additional gas fuel costs, offsetting the gas revenue increase. The impact of milder winter weather decreased first quarter 2004 earnings per share by approximately $0.04 relative to 2003, and had no effect relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon’s electric generation operations and power marketing and trading functions. First quarter 2004 reported net income was $99 million compared with net income of $56 million in the first quarter of 2003. First quarter 2004 net income included the positive cumulative effect of a change in accounting principle of $32 million and after-tax losses due to Boston Generating of $18 million. First quarter 2003 net income included the positive cumulative effect of a change in accounting principle of $108 million and a $130 million after-tax impairment of Generation’s investment in Sithe. Excluding the impact of the items listed above, Generation’s net income was up $7 million compared with the same quarter last year primarily due to higher wholesale margins and Exelon Way cost and productivity initiatives, partially offset by increased costs due to additional nuclear refueling outages.

Energy sales, exclusive of trading volumes, totaled 51,447 GWhs for the first quarter of 2004 compared with 54,409 GWhs in 2003 reflecting the adoption of a new accounting standard, which required certain energy transactions to be netted with revenues, and lower sales volumes to Energy Delivery due to unfavorable weather conditions and customer switching, partially offset by higher market sales and the acquisition of the remaining 50% of AmerGen. The new standard resulted in a reduction of 5,453 GWhs for the first quarter of 2004. Generation’s first quarter 2004 revenue of $1,953 million and first quarter 2003 revenue of $1,879 million were relatively unaffected by trading activities. Revenues increased 4% from the first quarter of 2003, reflecting the acquisition of the remaining 50% of AmerGen, the transfer of Exelon Energy Company from Enterprises to Generation as of January 1, 2004, and the operations of Mystic 8 and 9 and Fore River (which began commercial operations in April, June and July 2003, respectively), partially offset by a decrease in deliveries to Energy Delivery and the adoption of a new accounting standard (EITF 03-11) that required certain energy transactions to be netted within revenues. This new standard resulted in reductions in revenues, purchased power expense and fuel expense of $213 million, $206 million and $7 million, respectively, but had no impact on net income. Earnings from prior periods were not affected.

Generation’s revenue net of purchased power and fuel expense increased by $182 million in the first quarter of 2004 compared with the first quarter of 2003, excluding an unfavorable variance of $8 million related to mark-to-market activity. The improvement includes $120 million of incremental margin contribution from AmerGen. The remaining increase was driven by an increase in average realized wholesale prices and a decrease in capacity payments to Midwest Generation. The average realized price, excluding trading activity, in the first quarter of 2004 was $33.90 per MWh compared with $33.49 per MWh in 2003.

Operating and maintenance expenses were up for the quarter reflecting $105 million of incremental expenses for AmerGen (including a refueling outage), higher costs associated

4

with an additional non-AmerGen nuclear refueling outage and the commencement of commercial operations of Mystic Units 8 and 9 and Fore River after the first quarter of 2003.

Equity in Earnings of Unconsolidated Affiliates decreased $21 million in the first quarter of 2004 compared with first quarter 2003 primarily due to the acquisition of the remaining 50% of AmerGen.

Exelon Enterprises consists of the energy services business of Exelon Services, the district cooling business of Exelon Thermal, the electrical contracting business of F&M Holdings, Inc., the communications joint venture of PECO TelCove, and other investments weighted towards the communications, energy services and retail services industries. Enterprises reported a first quarter 2004 net loss of $16 million compared with a first quarter 2003 net loss of $18 million. Enterprises reported significant decreases in revenues, purchased power and fuel expense and operating and maintenance expense mainly due to the sale of InfraSource, Inc. during the third quarter of 2003 and the transfer of its retail energy business, Exelon Energy Company, to Generation as of January 1, 2004. Enterprises had a decrease in operating losses of $7 million primarily reflecting a decrease in depreciation and amortization expense of $10 million due to the sale of the InfraSource assets during the third quarter of 2003 and the classification of certain assets of Exelon Services and Exelon Thermal as held for sale during the first quarter of 2004.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude non-operational items as well as one-time charges or credits that are not normally associated with our ongoing operations, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. A reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is provided on pages 6 and 7 of the Earnings Release Attachments.

Conference call information: Exelon has scheduled a conference call for 8 AM ET (7 AM CT) on April 27, 2004. The call-in number in the U.S. is 888/802-8581 and the international call-in number is 973/935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until May 14. The U.S. call-in number for replays is 877/519-4471 and the international call-in number is 973/341-3080. The confirmation code is 4664404.

Certain of the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in Exelon Corporation’s 2003 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 19, ComEd—Note 15,

5

PECO—Note 14 and Generation—Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

###

Exelon Corporation is one of the nation’s largest electric utilities with approximately 5 million customers and $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and
Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to approximately 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

6

EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income — Three Months Ended March 31, 2004 and 2003	1
Business Segment Comparative Income Statements — Energy Delivery and Generation — Three Months Ended March 31, 2004 and 2003	2
Business Segment Comparative Income Statements — Enterprises and Corporate and Eliminations — Three Months Ended March 31, 2004 and 2003	3
Consolidated Balance Sheets — March 31, 2004 and December 31, 2003	4
Consolidated Statements of Cash Flows — Three Months Ended March 31, 2004 and 2003	5
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Three Months Ended March 31, 2004 and 2003	6
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended March 31, 2004 and 2003	7
Electric Sales Statistics — Three Months Ended March 31, 2004 and 2003	8
Energy Delivery Sales Statistics — Three Months Ended March 31, 2004 and 2003	9
Exelon Generation Power Marketing Statistics — Three Months Ended March 31, 2004 and 2003	10

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended March 31, 2004
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated
Operating revenues	$2,575	$1,953	$90	$(896)	$3,722
Operating expenses
Purchased power	929	519	—	(886)	562
Fuel	250	586	—	—	836
Operating and maintenance	352	652	106	5	1,115
Depreciation and amortization	227	55	—	19	301
Taxes other than income	137	47	4	4	192

Total operating expenses	1,895	1,859	110	(858)	3,006

Operating income (loss)	680	94	(20)	(38)	716
Other income and deductions
Interest expense	(183)	(26)	(1)	(13)	(223)
Distributions on preferred securities of subsidiaries	(1)	—	—	—	(1)
Equity in earnings (losses) of unconsolidated affiliates	(10)	(2)	(1)	(11)	(24)
Other, net	11	47	(3)	—	55

Total other income and deductions	(183)	19	(5)	(24)	(193)

Income (loss) before income taxes and cumulative effect of change in accounting principle	497	113	(25)	(62)	523
Income taxes	185	46	(9)	(73)	149

Income (loss) before cumulative effect of change in accounting principle	312	67	(16)	11	374
Cumulative effect of change in accounting principle, net of income taxes	—	32	—	—	32

Net income (loss)	$312	$99	$(16)	$11	$406

	Three Months Ended March 31, 2003
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated
Operating revenues	$2,642	$1,879	$580	$(1,027)	$4,074
Operating expenses
Purchased power	1,000	841	64	(998)	907
Fuel	191	364	275	—	830
Operating and maintenance	400	487	256	(34)	1,109
Depreciation and amortization	214	45	10	5	274
Taxes other than income	143	48	2	4	197

Total operating expenses	1,948	1,785	607	(1,023)	3,317

Operating income (loss)	694	94	(27)	(4)	757
Other income and deductions
Interest expense	(196)	(19)	(3)	(7)	(225)
Distributions on preferred securities of subsidiaries	(12)	—	—	—	(12)
Equity in earnings (losses) of unconsolidated affiliates	—	19	2	(3)	18
Other, net	31	(167)	(2)	(3)	(141)

Total other income and deductions	(177)	(167)	(3)	(13)	(360)

Income (loss) before income taxes and cumulative effect of change in accounting principle	517	(73)	(30)	(17)	397
Income taxes	192	(21)	(13)	(10)	148

Income (loss) before cumulative effect of change in accounting principle	325	(52)	(17)	(7)	249
Cumulative effect of change in accounting principle, net of income taxes	5	108	(1)	—	112

Net income (loss)	$330	$56	$(18)	$(7)	$361

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Energy Delivery

	Three Months Ended March 31,
	2004	2003	Variance
Operating revenues	$2,575	$2,642	$(67)
Operating expenses
Purchased power	929	1,000	(71)
Fuel	250	191	59
Operating and maintenance	352	400	(48)
Depreciation and amortization	227	214	13
Taxes other than income	137	143	(6)

Total operating expenses	1,895	1,948	(53)

Operating income	680	694	(14)
Other income and deductions
Interest expense	(183)	(196)	13
Distributions on preferred securities of subsidiaries	(1)	(12)	11
Equity in earnings (losses) of unconsolidated affiliates	(10)	—	(10)
Other, net	11	31	(20)

Total other income and deductions	(183)	(177)	(6)

Income before income taxes and cumulative effect of change in accounting principle	497	517	(20)
Income taxes	185	192	(7)

Income before cumulative effect of change in accounting principle	312	325	(13)
Cumulative effect of change in accounting principle, net of income taxes	—	5	(5)

Net income	$312	$330	$(18)

	Generation

	Three Months Ended March 31,
	2004	2003	Variance
Operating revenues	$1,953	$1,879	$74
Operating expenses
Purchased power	519	841	(322)
Fuel	586	364	222
Operating and maintenance	652	487	165
Depreciation and amortization	55	45	10
Taxes other than income	47	48	(1)

Total operating expenses	1,859	1,785	74

Operating income	94	94	—
Other income and deductions
Interest expense	(26)	(19)	(7)
Equity in earnings (losses) of unconsolidated affiliates	(2)	19	(21)
Other, net	47	(167)	214

Total other income and deductions	19	(167)	186

Income (loss) before income taxes and cumulative effect of changes in accounting principles	113	(73)	186
Income taxes	46	(21)	67

Income (loss) before cumulative effect of changes in accounting principles	67	(52)	119
Cumulative effect of changes in accounting principles, net of income taxes	32	108	(76)

Net income	$99	$56	$43

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Enterprises

	Three Months Ended March 31,
	2004	2003	Variance
Operating revenues	$90	$580	$(490)
Operating expenses
Purchased power	—	64	(64)
Fuel	—	275	(275)
Operating and maintenance	106	256	(150)
Depreciation and amortization	—	10	(10)
Taxes other than income	4	2	2

Total operating expenses	110	607	(497)

Operating income (loss)	(20)	(27)	7
Other income and deductions
Interest expense	(1)	(3)	2
Equity in earnings (losses) of unconsolidated affiliates	(1)	2	(3)
Other, net	(3)	(2)	(1)

Total other income and deductions	(5)	(3)	(2)

Income (loss) before income taxes and cumulative effect of change in accounting principle	(25)	(30)	5
Income taxes	(9)	(13)	4

Income (loss) before cumulative effect of change in accounting principle	(16)	(17)	1
Cumulative effect of change in accounting principle, net of income taxes	—	(1)	1

Net income (loss)	$(16)	$(18)	$2

	Corporate and Eliminations

	Three Months Ended March 31,
	2004	2003	Variance
Operating revenues	$(896)	$(1,027)	$131
Operating expenses
Purchased power	(886)	(998)	112
Operating and maintenance	5	(34)	39
Depreciation and amortization	19	5	14
Taxes other than income	4	4	—

Total operating expenses	(858)	(1,023)	165

Operating income (loss)	(38)	(4)	(34)
Other income and deductions
Interest expense	(13)	(7)	(6)
Equity in earnings (losses) of unconsolidated affiliates	(11)	(3)	(8)
Other, net	—	(3)	3

Total other income and deductions	(24)	(13)	(11)

Income (loss) before income taxes	(62)	(17)	(45)
Income taxes	(73)	(10)	(63)

Net income (loss)	$11	$(7)	$18

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31,	December 31,
	2004	2003
Current assets
Cash and cash equivalents	$499	$493
Restricted cash and investments	149	97
Accounts receivable, net
Customers	1,601	1,567
Other	333	343
Mark-to-market derivative assets	399	322
Inventories — fossil fuel	120	212
Inventories — materials and supplies	306	310
Notes receivable from affiliate	—	92
Deferred income taxes	650	567
Assets held for sale	1,309	242
Other	614	428

Total current assets	5,980	4,673

Property, plant and equipment, net	20,133	20,630
Deferred debits and other assets
Regulatory assets	5,118	5,226
Nuclear decommissioning trust funds	4,890	4,721
Investments	964	941
Goodwill	4,714	4,719
Mark-to-market derivative assets	375	100
Other	1,385	1,024

Total deferred debits and other assets	17,446	16,731

Total assets	$43,559	$42,034

Liabilities and shareholders’ equity
Current liabilities
Commercial paper	$316	$326
Notes payable to Sithe Energies, Inc.	—	90
Long-term debt due within one year	215	1,385
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transitional Trust due within one year	561	470
Accounts payable	1,125	1,238
Mark-to-market derivative liabilities	811	584
Accrued expenses	1,244	1,228
Liabilities held for sale	1,356	61
Other	288	306

Total current liabilities	5,916	5,688

Long-term debt	8,696	7,889
Long-term debt to ComEd Transitional Funding
Trust and PECO Energy Transitional Trust	4,783	5,055
Long-term debt to other financing trusts	545	545
Deferred credits and other liabilities
Deferred income taxes	4,701	4,450
Unamortized investment tax credits	284	288
Asset retirement obligation	3,050	2,997
Pension obligations	1,556	1,668
Non-pension postretirement benefits obligations	1,080	1,053
Spent nuclear fuel obligation	869	867
Regulatory liabilities	1,960	1,891
Mark-to-market derivative liabilities	398	141
Other	878	912

Total deferred credits and other liabilities	14,776	14,267

Minority interest of consolidated subsidiaries	57	—
Preferred securities of subsidiaries	87	87
Shareholders’ equity
Common stock	7,421	7,292
Retained earnings	2,544	2,320
Accumulated other comprehensive income (loss)	(1,266)	(1,109)

Total shareholders’ equity	8,699	8,503

Total liabilities and shareholders’ equity	$43,559	$42,034

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2004	2003
Cash flows from operating activities
Net income	$406	$361
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	458	423
Cumulative effect of changes in accounting principles (net of income taxes)	(32)	(112)
Impairment of investments	3	205
Deferred income taxes and amortization of investment tax credits	217	(64)
Provision for uncollectible accounts	23	31
Equity in losses (earnings) of unconsolidated affiliates	24	(18)
Net realized gains on nuclear decommissioning trust funds	(3)	(6)
Other operating activities	7	(7)
Changes in assets and liabilities:
Accounts receivable	22	4
Inventories	71	43
Other current assets	(82)	(290)
Accounts payable, accrued expenses and other current liabilities	(165)	(217)
Net realized and unrealized mark-to-market and hedging transactions	24	25
Pension and non-pension postretirement benefit obligations	(85)	(77)
Other noncurrent assets and liabilities	(37)	82

Net cash flows provided by operating activities	851	383

Cash flows from investing activities
Capital expenditures	(439)	(427)
Proceeds from nuclear decommissioning trust fund sales	307	572
Investment in nuclear decommissioning trust funds	(378)	(622)
Change in restricted cash	70	74
Net cash increase from consolidation of Sithe Energies, Inc.	19	—
Other investing activities	48	20

Net cash flows used in investing activities	(373)	(383)

Cash flows from financing activities
Issuance of long-term debt	—	951
Retirement of long-term debt	(182)	(963)
Retirement of long-term debt to financing affiliates	(181)	—
Change in short-term debt	(10)	219
Issuance of mandatorily redeemable preferred securities	—	200
Retirement of mandatorily redeemable preferred securities	—	(200)
Payment on acquisition note payable to Sithe Energies, Inc.	(27)	—
Dividends paid on common stock	(181)	(145)
Proceeds from employee stock plans	106	31
Other financing activities	3	(59)

Net cash flows (used in) provided by financing activities	(472)	34

Increase in cash and cash equivalents	6	34
Cash and cash equivalents at beginning of period	493	469

Cash and cash equivalents at end of period	$499	$503

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2004				Three Months Ended March 31, 2003
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,722	$(159)	(b)	$3,563	$4,074	$—		$4,074
Operating expenses
Purchased power	562	—		562	907	—		907
Fuel	836	(151)	(b)	685	830	—		830
Operating and maintenance	1,115	(51)	(b),(c)	1,064	1,109	(41)	(e)	1,068
Depreciation and amortization	301	(15)	(b),(c)	286	274	—		274
Taxes other than income	192	(6)	(b)	186	197	—		197

Total operating expenses	3,006	(223)		2,783	3,317	(41)		3,276

Operating income	716	64		780	757	41		798
Other income and deductions
Interest expense	(223)	10	(b),(c)	(213)	(225)	—		(225)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(12)	—		(12)
Equity in earnings (losses) of unconsolidated affiliates	(24)	9	(c)	(15)	18	—		18
Other, net	55	(5)	(b)	50	(141)	188	(e),(f)	47

Total other income and deductions	(193)	14		(179)	(360)	188		(172)

Income before income taxes and cumulative effect of changes in accounting principles	523	78		601	397	229		626
Income taxes	149	74	(b),(c)	223	148	81		229

Income before cumulative effect of changes in accounting principles	374	4		378	249	148		397
Cumulative effect of changes in accounting principles, net of income taxes	32	(32)	(d)	—	112	(112)	(g)	—

Net income	$406	$(28)		$378	$361	$36		$397

Earnings per average common share
Basic:
Income before cumulative effect of changes in accounting principles	$1.14	$0.01		$1.15	$0.77	$0.45		$1.22
Cumulative effect of changes in accounting principles, net of income taxes	0.09	(0.09)		—	0.34	(0.34)		—

Net income	$1.23	$(0.08)		$1.15	$1.11	$0.11		$1.22

Diluted:
Income before cumulative effect of changes in accounting principles	$1.13	$0.01		$1.14	$0.77	$0.45		$1.22
Cumulative effect of changes in accounting principles, net of income taxes	0.09	(0.09)		—	0.34	(0.34)		—

Net income	$1.22	$(0.08)		$1.14	$1.11	$0.11		$1.22

Average common shares outstanding
Basic	330			330	324			324
Diluted	333			333	326			326
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Cumulative effect pursuant to FIN No. 46-R		$0.09				$—
Boston Generating, LLC		(0.05)				—
Investments in synthetic fuel producing facilities		0.04				—
Impairment of Sithe Energies, Inc. investment		—				(0.40)
Cumulative effect of adopting SFAS No. 143		—				0.34
March 3 ComEd Settlement Agreement		—				(0.05)

Total adjustments		$0.08				$(0.11)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the financial impact of Boston Generating, LLC.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel producing facilities.

(d)	Adjustment for the cumulative effect of adopting FIN No. 46-R.

(e)	Adjustment for the March 3 ComEd Settlement Agreement.

(f)	Adjustment for the impairment of Generation’s investment in Sithe Energies, Inc.

(g)	Adjustment for the cumulative effect of adopting SFAS No. 143.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended March 31, 2004 vs. Three Months Ended March 31, 2003

2003 GAAP Earnings per Diluted Share	$1.11
2003 Adjusted (non-GAAP) Operating Earnings Adjustments:
Impairment of Investment in Sithe Energies, Inc. (1)	0.40
Cumulative Effect of Adopting SFAS No. 143	(0.34)
March 3 ComEd Settlement Agreement (2)	0.05

2003 Adjusted (non-GAAP) Operating Earnings	1.22
Year Over Year Effects on Earnings:
Energy Margins:
Generation (3)	0.14
CTC (4)	(0.14)
Weather Impact (5)	(0.04)
Other (6)	0.09
Refueling Outages (7)	(0.07)
Lower Interest Expense (8)	0.05
Higher Depreciation and Amortization Expense (9)	(0.04)
Boston Generating, LLC 2003 Financial Impact (13)	(0.04)
Lower Taxes Other Than Income (10)	0.03
Lower Equity in Earnings of Unconsolidated Affiliates (11)	(0.02)
Other (12)	(0.04)

2004 Adjusted (non-GAAP) Operating Earnings	1.14
2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Cumulative Effect of Adopting FIN No. 46-R	0.09
Boston Generating, LLC 2004 Impact (13)	(0.05)
Investments in Synthetic Fuel Producing Facilities (14)	0.04

2004 GAAP Earnings per Diluted Share	$1.22

(1)	Impairment of the investment held by Generation in Sithe Energies, Inc. recorded during the first quarter of 2003.

(2)	Agreement reached during the first quarter of 2003 by ComEd and various Illinois suppliers, customers and governmental parties regarding several matters affecting ComEd’s rates for electric service.

(3)	Primarily related to increased market sales of electricity at higher prices by Generation along with reductions in capacity payments to Midwest Generation. Excludes the effects of AmerGen, Boston Generating and Exelon Energy Company.

(4)	Reflects a decrease in the CTC rates recovered by ComEd due to increased wholesale market prices of electricity, net of increased mitigation factors.

(5)	Reflects milder winter weather in 2004 as compared to 2003. Heating-degree days decreased by 5% and 3%, respectively, in the ComEd and PECO service territories.

(6)	Primarily reflects increased volume at Energy Delivery due to an increase in customers and usage per customer in addition to increased revenue received under ComEd’s PPO due to increased wholesale market prices of electricity.

(7)	Reflects 91 outage days in 2004 compared to 50 outage days in 2003. Excludes outage costs related to AmerGen plants.

(8)	Reflects lower interest expense primarily at Energy Delivery due to refinancing of existing debt at lower rates and scheduled principal payments.

(9)	Reflects higher depreciation and amortization expense, excluding Boston Generating, AmerGen, Enterprises and investments in synthetic fuel producing facilities, due to increased competitive transition charge amortization at PECO and increased depreciation across Exelon due to capital additions.

(10)	Reflects lower taxes other than income, excluding Boston Generating, AmerGen and Enterprises, due to decreased payroll, real estate and capital stock taxes.

(11)	Reflects lower equity in earnings of unconsolidated affiliates, excluding AmerGen and investments in synthetic fuel producing facilities, due to the deconsolidation of Energy Delivery’s financing trusts in 2003 and lower equity earnings in Sithe.

(12)	Primarily reflects the impact of the acquisition of the remaining 50% of AmerGen, Enterprises’ results and the effect of increased shares outstanding.

(13)	Reflects the financial impact of Boston Generating, LLC.

(14)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel producing facilities.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended March 31,
(in GWhs)	2004		2003	% Change
Supply
Nuclear, excluding AmerGen in 2003	33,411		29,330	13.9%
Purchased Power — Generation (a)	11,691	(b)	20,029	(41.6%)
Fossil, excluding Sithe Energies, and Hydro	6,345		5,050	25.6%

Power Team Supply	51,447		54,409	(5.4%)
Purchased Power — Other	97		147	(34.0%)

Total Electric Supply Available for Sale	51,544		54,556	(5.5%)
Less: Line Loss and Company Use	(2,055)		(1,974)	4.1%

Total Supply	49,489		52,582	(5.9%)

Energy Sales
Retail Sales	32,747		32,207	1.7%
Power Team Market Sales (a)	22,509	(b)	23,815	(5.5%)
Interchange Sales and Sales to Other Utilities	589		698	(15.6%)

	55,845		56,720	(1.5%)
Less: Distribution Only Sales	(6,356)		(4,138)	53.6%

Total Energy Sales	49,489		52,582	(5.9%)

(a)	Purchased power and market sales do not include trading volume of 5,113 GWhs and 9,527 GWhs for the three months ended March 31, 2004 and 2003, respectively.

(b)	Purchased power and market sales in 2004 reflect the adoption of EITF 03-11, which required certain energy transactions to be netted. The adoption of this standard resulted in a reduction of 5,453 GWhs.

EXELON CORPORATION
Energy Delivery Sales Statistics
For the Three Months Ended March 31,

	ComEd					PECO
Electric Deliveries (GWh)	2004		2003		% Change	2004	2003	% Change
Full Service (a)
Residential	7,013		6,886		1.8%	2,744	3,115	(11.9%)
Small Commercial & Industrial	5,133		5,627		(8.8%)	1,684	1,780	(5.4%)
Large Commercial & Industrial	1,345		1,484		(9.4%)	3,617	3,482	3.9%
Public Authorities & Electric Railroads	1,240		1,416		(12.4%)	229	253	(9.5%)

Total Full Service	14,731		15,413		(4.4%)	8,274	8,630	(4.1%)

PPO (ComEd Only)
Small Commercial & Industrial	731		793		(7.8%)
Large Commercial & Industrial	747		1,433		(47.9%)
Public Authorities & Electric Railroads	434		537		(19.2%)

	1,912		2,763		(30.8%)

Delivery Only (b)
Residential	(d	)	(d	)		582	264	120.5%
Small Commercial & Industrial	1,772		1,348		31.5%	424	202	109.9%
Large Commercial & Industrial	2,940		1,832		60.5%	150	210	(28.6%)
Public Authorities & Electric Railroads	488		282		73.0%	—	—

	5,200		3,462		50.2%	1,156	676	71.0%

Total PPO and Delivery Only	7,112		6,225		14.2%	1,156	676	71.0%

Total Retail Deliveries	21,843		21,638		0.9%	9,430	9,306	1.3%

Gas Deliveries (mmcf) (PECO only)						36,935	39,626	(6.8%)

Revenue (in millions)
Full Service (a)
Residential	$560		$546		2.6%	$314	$359	(12.5%)
Small Commercial & Industrial	373		397		(6.0%)	176	194	(9.3%)
Large Commercial & Industrial	60		74		(18.9%)	270	266	1.5%
Public Authorities & Electric Railroads	73		84		(13.1%)	20	22	(9.1%)

Total Full Service	1,066		1,101		(3.2%)	780	841	(7.3%)

PPO (ComEd Only) (c)
Small Commercial & Industrial	48		50		(4.0%)
Large Commercial & Industrial	42		72		(41.7%)
Public Authorities & Electric Railroads	22		27		(18.5%)

	112		149		(24.8%)

Delivery Only (b)
Residential	(d	)	(d	)		42	17	147.1%
Small Commercial & Industrial	33		41		(19.5%)	20	10	100.0%
Large Commercial & Industrial	40		49		(18.4%)	4	6	(33.3%)
Public Authorities & Electric Railroads	8		9		(11.1%)	—	—

	81		99		(18.2%)	66	33	100.0%

Total PPO and Delivery Only	193		248		(22.2%)	66	33	100.0%

Total Retail Electric Revenue	1,259		1,349		(6.7%)	846	874	(3.2%)
Wholesale Electric Revenue	23		29		(20.7%)	—	3	(100.0%)
Other Revenue	54		46		17.4%	49	52	(5.8%)
Gas Revenue (PECO only)	n/a		n/a			344	288	19.4%

Total Revenues	$1,336		1,424		(6.2%)	$1,239	$1,217	1.8%

Heating Degree-Days	2004	2003	Normal	2004	2003	Normal
Heating Degree-Days	3,195	3,366	3,266	2,665	2,752	2,587

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity; however, as of March 31, 2004, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a — not applicable

n.m. — not meaningful

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended March 31,
	2004		2003
GWh Sales
Energy Delivery and Exelon Energy (a)	27,464		30,594
Market and Retail Sales (a)	23,983	(c)	23,815

Total Sales (b)	51,447		54,409

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery and Exelon Energy (a)	$31.31		$31.54
Market and Retail Sales (a)	36.86		35.99
Total Sales — without trading	33.90		33.49
Average Purchased Power and Fuel Cost — without trading	$21.48		$22.06
Average Margin — without trading	$12.42		$11.43
Around-the-clock Market Prices ($/MWh)
PJM	$46.00		$49.00
MAIN	34.50		37.00
2004 Earnings Guidance — April through December
Around-the-clock Market Prices ($/MWh)
PJM	$33.50
MAIN	26.50
NEPOOL	41.00
Gas Prices ($/Mmbtu)
Henry Hub	$4.90

(a)	Effective January 1, 2004, Exelon Energy Company became a part of Generation. In 2004, Generation’s retail sales consist of Exelon Energy Company sales of 1,474 GWhs.

(b)	Total sales do not include trading volume of 5,113 GWhs and 9,527 GWhs for the three months ended March 31, 2004 and 2003, respectively.

(c)	Market sales reflect the adoption of EITF 03-11, which required certain energy transactions to be netted. The adoption of this standard resulted in a reduction of 5,453 GWhs.